September 27, 2005

Office of Records
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

ATTN:John Grzeskiewicz
Jeff Long

Re: Dreyfus International Funds, Inc.
- Dreyfus Premier Emerging Markets Fund
Post-Effective Amendment No. 22 to Registration Statement on Form N1-A
1933 Act File No. 2-58248
1940 Act File No. 811-7502

Ladies and Gentlemen:

The undersigned hereby requests that the effective date for the above-referenced
Post-Effective Amendment to the Registration Statement be accelerated so that it will become effective on October 1, 2005 at 9:00 a.m., New York time, or as soon thereafter as may be practicable.

Very truly yours,

Dreyfus International Funds, Inc.

/s/ Michael A. Rosenberg

Michael A. Rosenberg,
Secretary